CWABS, INC.
                                    DEPOSITOR

                          COUNTRYWIDE HOME LOANS, INC.
                                     SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

                   ASSET-BACKED CERTIFICATES, SERIES 2003-BC3

                        Supplement dated October 22, 2003
                                       to
                    Prospectus Supplement dated June 25, 2003
                                       to
                         Prospectus dated June 19, 2003

Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus Supplement dated June 25, 2003.

Modeling Assumption (9) on page S-53 of the prospectus supplement shall be amended by deleting it in its entirety and replacing it with the following:

         (9) except as indicated with respect to the weighted average lives, the optional termination is exercised on the Optional Termination Date,





COUNTRYWIDE SECURITIES CORPORATION (Lead Manager)        JPMORGAN (Lead Manager)

                          LEHMAN BROTHERS (Co-Manager)

         You should rely only on the information contained or incorporated by reference in this supplement and the accompanying prospectus supplement and prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Series 2003-BC3 Asset-Backed Certificates in any state where the offer is not permitted.